Exhibit 23.3
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated April 12, 2023, with respect to the consolidated financial statements of Euronav NV, and the effectiveness of internal control over financial reporting, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.
/s/ Herwig Florent Henri Carmans
Bedrijfsrevisor / Réviseur d’Entreprises
KPMG Bedrijfsrevisoren BV/SRL – KPMG Réviseurs d’Entreprises BV/SRL
Zaventem, Belgium
June 20, 2023